Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-201435 and No. 333-201840) of Mobileye N.V. of our report dated March 3, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ Kesselman & Kesselman Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel Aviv, Israel March 3, 2017